Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of NYFIX, Inc. for the annual period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), P. Howard Edelstein, as Chief Executive Officer of NYFIX, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NYFIX, Inc.

By: / S / P. Howard Edelstein

P. Howard Edelstein

President and
Chief Executive Officer

March 5, 2007

In connection with the Annual Report on Form 10-K of NYFIX, Inc. for the annual period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven R. Vigliotti, as Chief Financial Officer of NYFIX, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NYFIX, Inc.

By: / S / Steven R. Vigliotti

Steven R. Vigliotti
Chief Financial Officer

March 5, 2007